EXHIBIT 99
                                                                      ----------

ADMIRALTY BANCORP, INC. AGAIN ANNOUNCES RECORD EARNINGS WITH AN INCREASE IN NET INCOME OF 382% OVER THE SAME PERIOD IN 2001.

PALM BEACH GARDENS, FLORIDA, October 11, 2002 ... Admiralty Bancorp, Inc., (NASDAQ NM: AAAB), parent company of Admiralty Bank, announced today its results for the third quarter and first nine months of 2002. The Company reported record net profits of $1.6 million and $4.5 million in the third quarter and first nine months of 2002, respectively, compared to $463 thousand and $934 thousand in the comparable periods of 2001. Earnings per share are $0.30 and $0.85 per share basic, and $0.28 and $0.80 per share diluted, for the third quarter and first nine months of 2002, respectively, compared to $0.09 and $0.20 basic, and $0.08 and $0.19 diluted, in the third quarter and first nine months of 2001, respectively.

At September 30, 2002, the Company's total assets reached $595.5 million, an increase of 19.7% over total assets at December 31, 2001, and 22.6% over total assets at September 30, 2001. The Company's total loans were $452.4 million, an increase of 14.4% over total loans at December 31, 2001, and 25.1% over total loans at September 30, 2001. The Company's deposits totaled $542.6 million, an increase of 20.8% over total deposits at December 31, 2001, and 25.0% over total deposits at September 30, 2001.

Ward Kellogg, President and CEO of Admiralty Bancorp, Inc. said "Besides all the excitement surrounding the announcement of our pending acquisition by RBC Centura Banks, Inc., a wholly owned subsidiary of Royal Bank of Canada, the third quarter financial performance was another record for Admiralty Bancorp, Inc. By the end of September, our total assets reached a record level of $596 million and our third quarter 2002 earnings of $0.30 per share basic and $0.28 per share diluted set new records despite recognition of over $150 thousand in acquisition related expenses during the third quarter. Our average core deposit base continued to grow during the third quarter of 2002 by over $36 million and our average total loans grew by $18 million during the third quarter of 2002. Our impressive growth rate and incomparable success have been recognized by the Royal Bank of Canada and all our employees and customers are very enthusiastic about the new opportunities following our acquisition by RBC Centura, which is anticipated to close in January 2003."


                              RESULTS OF OPERATIONS
             For the Three and Nine months Ended September 30, 2002

INTEREST AND DIVIDEND INCOME.
-----------------------------

The Company's interest and dividend income increased $564 thousand, or 6.9%, to $8.7 million for the quarter ended September 30, 2002 from $8.1 million for the same period of 2001. Interest and dividend income increased $2.7 million, or 12.2%, to $25.0 million in the first nine months of 2002 from $22.3 million for the same period of 2001. This increase in interest income primarily relates to an increase in the Company's average balance of earning assets, partially offset by a lower yield on those interest earning assets as a result of decreasing market rates of interest.

Average balances for the third quarter of 2002 increased $92.5 million for loans and $18.5 million for federal funds sold over the same quarter in 2001. Comparing the same periods, the average balance of investment securities (including Federal Reserve Bank stock and FHLB stock) declined $1.4 million in 2002. As the result of the general decline in interest rates, the average yield on the loan portfolio decreased to 7.0% in the third quarter of 2002, compared to 8.0% in the third quarter of 2001. The average yield on federal funds sold decreased to 1.7% in the third quarter of 2002 from 3.4% for the same period in 2001. The average yield on investment securities, including Federal Reserve Bank and FHLB stocks, decreased to 5.4% in the third quarter 2002 from 6.4% in the same quarter of 2001. During the three months ended September 30, 2002, the yield on the Company's interest earning assets decreased to 6.4% from 7.5% during the three months ended September 30, 2001. All decreases are due primarily to lower market interest rates.

For the nine months ended September 30, 2002, the average balance of total loans increased $122.3 million, investment securities (including Federal Reserve Bank stock and FHLB stock) increased $4.5 million and federal funds sold increased $23.6 million over the same period in 2001. The average yield on the loan portfolio decreased to 7.1% in the first nine months of 2002, compared to 8.6% in the first nine months of 2001. The average yield on federal funds sold decreased to 1.7% in the nine months ended September 30, 2002 from 4.4% for the same period in 2001. The average yield on investment securities, including Federal Reserve Bank and FHLB stocks, decreased to 5.6% in the nine months ended September 30, 2002 from 6.6% in the same period of 2001. During the nine months ended September 30, 2002, the yield on the Company's interest earning assets decreased to 6.4% from 8.0% during the comparable period of 2001. The decrease in the yields on interest earning assets relates primarily to lower market interest rates.

INTEREST EXPENSE. The Company's interest expense for the third quarter of 2002 decreased $979 thousand, or 24.7%, to $3.0 million from $4.0 million for the same quarter last year. The decrease in interest expense reflects a lower average rate on interest bearing liabilities partially offset by a $78.2 million, or 22.0%, increase in average interest bearing liabilities in the third quarter of 2002, as compared to the same period in 2001. Total average deposits increased $112.5 million, or 28.0%, in the third quarter of 2002 as compared to the same period in 2001. The average balance of non-interest bearing demand deposits and money market deposits increased by $30.6 million, and $77.3 million, respectively, in the third quarter of 2002 as compared to the same period in 2001, with the average balance of non-interest bearing demand deposits reaching $83.0 million for the three months ended September 30, 2002 from $52.4 million for the three months ended September 30, 2001. The average balance of the Company's time deposits decreased by $8.1 million, to $208.8 million for the three months ended September 30, 2002 from $216.9 million for the three months ended September 30, 2001 as the Company allowed certificates in its internet deposit portfolio to run off at maturity. The Company's average cost of deposits for the three months ended September 30, 2002, decreased to 2.3% from 3.8% for the comparable period of 2001, primarily due to the lower rates of interest on deposit accounts. The average balance of securities sold under agreement to repurchase was $2.9 million, and the average balance of other borrowings was $355 thousand at average rates of 6.4% and 5.3%, respectively, during the three months ended September 30, 2002. In the quarter ended September 30, 2001 the average balance of securities sold under agreements to repurchase was $5.9 million and the average of other borrowings was $1.0 million, at average rates of 6.3% and 3.9%, respectively. The Company's average cost of funds for the three months ended September 30, 2002, decreased to 2.3% from 3.9% in the comparable period of 2001.

For the nine months ended September 30, 2002, the Company's interest expense decreased $2.2 million, or 19.5%, to $9.1 million from $11.3 million for the same period last year. The decrease in interest expense reflects a lower average rate on interest bearing liabilities partially offset by a $117.8 million, or 38.6%, increase in average interest bearing liabilities in the first nine months of 2002 as compared to the same period in 2001. Total average deposits increased $152.5 million, or 44.2%, in the first nine months of 2002 as compared to the same period in 2001. The average balance of non-interest bearing demand deposits and money market deposits increased by $29.9 million, or 62.2%, and $64.6 million, or 69.5%, respectively, in the first nine months of 2002 as compared to the same period in 2001, with the average balance of non-interest bearing demand deposits reaching $78.0 million for the nine months ended September 30, 2002 from $48.1 million for the nine months ended September 30, 2001. In addition, the average balance of the Company's time deposits increased by $44.4 million, to $227.5 million for the nine months ended September 30, 2002 from $183.1 million for the nine months ended September 30, 2001. The Company's average cost of deposits for the nine month period ended September 30, 2002, decreased to 2.4% from 4.2% for the comparable period of 2001, primarily due to the lower rates of interest on deposit accounts. The average balance of securities sold under agreement to repurchase was $2.9 million, and the average balance of other borrowings $554 thousand at average rates of 6.5% and 2.9% respectively, during the nine months ended September 30, 2002. In the nine months ended September 30, 2001 the average balance of securities sold under agreement to repurchase was $5.9 million and the average balance of other borrowings was $2.3 million, at average rates of 6.3% and 5.5%, respectively. The Company's average cost of funds for the first nine months of 2002, decreased to 2.4% from 4.3% in the comparable period of 2001.

NET INTEREST AND DIVIDEND INCOME. Net interest and dividend income for the three months ended September 30, 2002, increased $1.5 million, or 37.1%, over the third quarter last year, and net interest and dividend income for the nine months ended September 30, 2002, increased $4.9 million, or 44.9%, over the same period last year. The Company's net interest margin increased 36 basis points to 4.19% for the quarter ended September 30, 2002 as compared to the same quarter of 2001 and it increased 12 basis points to 4.06% for the nine months ended September 30, 2002 as compared to the same period last year. The increase primarily relates to rates declining more on interest paying liabilities than on interest earning assets.

The Company's net interest spread increased 59 basis points to 3.65% for the three months ended September 30, 2002, from 3.06% for the comparable period of 2001. For the nine months ended September 30, 2002, the Company's net interest spread increased 45 basis points to 3.52%. The increased net interest spread reflects a greater decline in the Company's cost of interest paying liabilities than the decline in its yield on interest earning assets.

PROVISION FOR LOAN LOSSES. The provision for loan losses decreased to $372 thousand for the third quarter of 2002 from $526 thousand for the same period of 2001, and it decreased to $625 thousand in the first nine months of 2002 from $1.6 million during the first nine months of 2001. The lower provision expense reflects slower growth in the loan portfolio in 2002 as well as management's analysis of the quality of the loan portfolio and its view of the current state of the economy. The Company's provision for loan losses maintained the allowance for loan losses at a level management believes appropriate in light of the Company's lending activities, the quality of the loan portfolio, collateral maintained, historical experience, volume and type of lending conducted by the Company, the status of past due and non-performing loans, the general economic conditions of the Company's lending area and other factors affecting collectibility of the Company's loan portfolio. The Company had no material recoveries during the quarter and charged off the unguaranteed portion of two Small Business Administration loans and one overdraft loan, resulting in a total charge of $87 thousand against the allowance during the quarter. The Company had no material recoveries during the nine months ended September 30, 2002. During the first nine months of 2002 the Company charged off against the allowance a total of $612 thousand in loans and two loans with an aggregate balance of $248 thousand were transferred to other real estate during the nine months. Total classified loans were reduced to $880 thousand at September 30, 2002 from $1.6 million at December 31, 2001. In addition to the aforementioned transactions the Company added five loans representing three relationships to the classified asset list during the third quarter. The balance of these five loans is $608 thousand at September 30, 2002. The Company's ratio of non-performing assets to total assets declined to 0.14% at September 30, 2002 from 0.19% at December 31, 2001. While the Company's management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions, the financial status of borrowers and regulatory requirements.

NON-INTEREST INCOME. For the third quarter of 2002, total non-interest income increased $62 thousand to $327 thousand from $265 thousand in the same period of last year. The increase includes $19 thousand more in service charges and fees and $25 thousand more in commissions on insurance sales. During the nine months ended September 30, 2002, total non-interest income increased $47 thousand to $938 thousand from $891 thousand in the same period of last year. The increase includes $21 thousand more in service charges and fees and $9 thousand more in gains on sales of loans during the nine months ended September 30, 2002 compared to the prior year. The Company terminated its Admiralty Insurance Services joint venture in the third quarter of 2002.

NON-INTEREST EXPENSE. For the three-month period ended September 30, 2002, the Company experienced increases of $49 thousand in its non-interest expense over the comparable period of 2001. For the three-month period ended September 30, 2002, the Company's total non-interest expense was $3.2 million, compared to total non-interest expense of $3.1 million for the same period in 2001. The increase in non-interest expense in the three month period of 2002 reflects a $117 thousand increase in salaries and employee benefit expense as the Company hired additional staff to administer growth in its loan and deposit portfolios and to staff its new full service branches in Altamonte Springs (which opened in September 2001) and Fort Lauderdale (which opened in August 2001). Full time equivalent employees increased to 120 at September 30, 2002, from 117 at September 30, 2001. The increase in salaries and benefits is more than offset by a decrease of $194 thousand in expense for the senior management incentive program as the Company has suspended the program for 2002. Occupancy expense increased by $16 thousand, or 3.5%, in the three months ended September 30, 2002 as compared to the same period in 2001. The increase in occupancy expenses relates primarily to $24 thousand for expenses at the Fort Lauderdale branch which opened in August 2001. Furniture and equipment expenses increased to $27 thousand in the third quarter of 2002 from $187 thousand in the third quarter of 2001. Increases to furniture and equipment expenses at the Fort Lauderdale and Altamonte Springs offices were $9 thousand and $4 thousand, respectively, in 2002 while the Company did not have these locations for the full quarter in 2001. Due to the Company's adoption of SFAS 142 "Goodwill and Other Intangible Assets", the Company had no goodwill amortization in 2002 and $38 thousand for the third quarter of 2001. The Company experienced a net increase of $122 thousand in other non-interest expenses in the third quarter of 2002 compared to the same period in 2001. This increase includes increases of $17 thousand in data processing, $34 thousand in amortization of SBA loan related assets, $22 thousand for courier services and $16 thousand in other real estate expenses. The increase is partially offset by decreases of $13 thousand in business development, and supplies and $16 thousand in donations. Other expenses were also reduced by $52 thousand in director and committee fees and expenses, as the Company suspended these payments for 2002. Other expenses for the third quarter of 2002 also include $100 thousand paid to Sandler O'Neill & Partners, L.P. for their advisory services related to the merger agreement between the Company,

RBC Centura and Royal Bank of Canada. The Company also accrued $50 thousand in the third quarter of 2002 toward legal expenses in connection with the merger transaction.

During the nine month period ended September 30, 2002, the Company experienced increases of $455 thousand in its non-interest expense over the comparable period of 2001. For the nine month period ended September 30, 2002, the Company's total non-interest expense was $9.1 million, compared to total non-interest expense of $8.6 million for the same period in 2001. The increase in non-interest expense in the nine month period of 2002 reflects a $55 thousand increase in salaries and employee benefit expense as the Company hired additional staff to administer growth in its loan and deposit portfolios and to staff its new full service branches in south Orlando (which opened in March
2001), Cocoa Beach (which opened in April 2001), Altamonte Springs (which opened in September 2001) and Fort Lauderdale (which opened in August 2001). The increase in salaries and benefits is partially offset by a decrease of $395 thousand in expense for the senior management incentive program as the Company has suspended the program for 2002. Occupancy expense increased $242 thousand in the nine months ended September 30, 2002 as compared to the same period in 2001. The increase in occupancy expenses relates primarily to $65 thousand for the Altamonte Springs office, $41 thousand for the South Orlando office, $9 thousand for the Orlando office, $18 thousand for the Cocoa Beach office, $72 thousand for the Fort Lauderdale office and $14 thousand for the administrative offices. Furniture and equipment expenses increased to $630 thousand in the first nine months of 2002 from $503 thousand in the comparable period of 2001. This increase in furniture and equipment expenses relates primarily to the Altamonte Springs, South Orlando, Downtown Orlando, Cocoa Beach and Fort Lauderdale offices which were not open for the full nine month period in 2001. As discussed above, the Company had no goodwill amortization in 2002 and $115 thousand in goodwill amortization for the first nine months of 2001. The Company experienced a net increase of $146 thousand in other non-interest expenses in the third quarter of 2002 compared to the same period in 2001. This increase includes increases of $84 thousand in data processing expenses and $72 thousand in other losses. The increases are partially offset by decreases of $58 thousand in stationery and supplies, $46 thousand in business development and public relations and $36 thousand in donations. Other operating expense also includes a $162 thousand decrease in director and committee fees and expenses as the Company suspended these payments for 2002. Other expenses for 2002 also include $100 thousand paid to Sandler O'Neill & Partners, L.P. for their advisory services related to the merger agreement between the Company, RBC Centura and Royal Bank of Canada. The Company also accrued $50 thousand in 2002 toward legal expenses in connection with the merger transaction.

Kevin Sacket, Treasurer of Admiralty Bancorp, Inc., said "Although we spent a lot of energy on merger preparations, the Company continued improving its operating efficiency and overall profitability in the third quarter of 2002. Our efficiency ratio was 52.7% in the third quarter of 2002 as compared to 54.5% in the second quarter of 2002 and 70.6% in the third quarter of 2001. We were able to achieve this improvement even after recognizing a significant amount of acquisition related expense during the period.

We are very proud to have built a strong community bank over the past four years. Thank you, to our dedicated customers and steadfast stockholders for making this success story possible. We look forward to being able to continue to serve our customers and offer a much wider array of products and financial services when we merge into RBC Centura early next year."

Admiralty Bancorp, Inc. is the parent company for Admiralty Bank. Admiralty Bank is a Florida chartered commercial bank operating through its main office in Palm Beach Gardens, Florida and nine branch offices located in Altamonte Springs, Boca Raton, Cocoa Beach, Fort Lauderdale, Juno Beach, Jupiter, Melbourne and Orlando, Florida. The Bank is a full service financial institution, catering to the needs of businesses, professionals, and private banking clients.

This report contains certain "forward-looking statements" as defined under
Section 21E of the Securities Exchange Act of 1934. The Company desires to take advantage of the "safe harbor" provisions of Section 21E and is including this statement for the express purpose of availing itself of the protection of the safe harbor with respect to all such forward-looking statements. These forward-looking statements describe future plans or strategies and may include the Company's expectations of future financial results. The words "believe", "expect", "anticipate", "estimate", "project", and similar expressions identify forward-looking statements. The Company's ability to predict results or the effect of future plans or strategies or qualitative or quantitative changes based on market risk exposure is inherently uncertain. Factors which could affect actual results include but are not limited to i) changes in general market interest rates, ii) general economic conditions, both in the United States generally and specifically in the Company's market area, iii) legislative/regulatory changes, iv) monetary and fiscal policies of the U.S. Treasury and the Federal Reserve, v) changes in the quality or composition of the Company's loan and investment portfolios, vi) demand for loan products, vii) deposit flows, viii) competition, and ix) demand for financial services in the Company's markets. These factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.

CONTACT INFORMATION:
        INVESTOR RELATIONS:  BARBARA MOORE
        TREASURER:  KEVIN M. SACKET
        561.624.4701

                             Admiralty Bancorp, Inc.
                             Selected Financial Data

                 (unaudited)                               As of or for        As of or for
  (dollars in thousands, except per share data)          the Quarter Ended  the Quarter Ended
                                                           September 30,       September 30,                            Percentage
                                                                2001                2002              Change              Change
                                                                ----                ----              ------              ------
INCOME STATEMENT DATA:
Interest and dividend income ........................        $   8,123           $   8,687           $     564                7%
Interest expense ....................................            3,960               2,981                (979)             -25%
                                                             ---------           ---------           ---------
Net interest and dividend income ....................            4,163               5,706               1,543               37%
Provision for loan losses ...........................              526                 372                (154)             -29%
                                                             ---------           ---------           ---------
Net interest and dividend income after
  provision for loan losses .........................            3,637               5,334               1,697               47%
Non-interest income .................................              265                 327                  62               23%
Non-interest expense ................................            3,128               3,177                  49                2%
                                                             ---------           ---------           ---------
Income before income taxes ..........................              774               2,484               1,710              221%
Income tax expense ..................................              311                 896                 585              188%
                                                             ---------           ---------           ---------
Net income ..........................................        $     463           $   1,588           $   1,125              243%
                                                             =========           =========           =========
PER COMMON SHARE DATA:
Net income - basic ..................................        $    0.09           $    0.30           $    0.21              233%
             diluted ................................        $    0.08           $    0.28           $    0.20              250%
Book value (1) ......................................        $    8.14           $    9.09           $    0.95               12%

BALANCE SHEET DATA:
Total assets ........................................        $ 485,909           $ 595,542           $ 109,633               23%
Total loans .........................................          361,695             452,402              90,707               25%
Allowance for loan losses ...........................            3,954               4,868                 914               23%
Investment securities (2) ...........................           58,374              53,070              (5,304)              -9%
Goodwill, net .......................................            3,271               3,234                 (37)              -1%
Deposits ............................................          434,218             542,635             108,417               25%
Stockholders' equity ................................           42,992              48,096               5,104               12%

SELECTED OPERATING RATIOS:
Return on average assets ............................             0.41%               1.11%
Return on average common equity .....................             4.30%              13.23%
Net interest margin .................................             3.83%               4.19%

SELECTED CAPITAL AND ASSET
QUALITY RATIOS:
Average equity/average assets .......................             9.44%               8.41%
Non-accrual loans/total loans .......................             0.13%               0.16%
Non-performing assets/total loans and other real
  estate owned ......................................             0.13%               0.19%
Non-performing assets/total assets ..................             0.10%               0.14%
Allowance for loan losses/total loans ...............             1.09%               1.08%
Allowance for loan losses/non-performing assets .....           810.25%             571.46%
Net charge-offs/average total loans .................             0.02%               0.02%

(1)  Book value per share for 2001 is restated to give effect to the October 2001 stock dividend.
(2)  Investment securities include Federal Reserve Bank stock and Federal Home Loan Bank stock.

                             Admiralty Bancorp, Inc.
                             Selected Financial Data

                 (unaudited)                             As of or for the    As of or for the
  (dollars in thousands, except per share data)          Nine Months Ended   Nine Months Ended
                                                           September 30,       September 30,                          Percentage
                                                               2001                2002               Change            Change
                                                               ----                ----               ------            ------
INCOME STATEMENT DATA:
Interest and dividend income ........................        $  22,253           $  24,963           $   2,710            12%
Interest expense ....................................           11,310               9,110              (2,200)          -19%
                                                             ---------           ---------           ---------
Net interest and dividend income ....................           10,943              15,853               4,910            45%
Provision for loan losses ...........................            1,629                 625              (1,004)          -62%
                                                             ---------           ---------           ---------
Net interest and dividend income after
  provision for loan losses .........................            9,314              15,228               5,914            63%
Non-interest income .................................              891                 938                  47             5%
Non-interest expense ................................            8,611               9,066                 455             5%
                                                             ---------           ---------           ---------
Income before income taxes ..........................            1,594               7,100               5,506           345%
Income tax expense ..................................              660               2,600               1,940           294%
Net income ..........................................        $     934           $   4,500           $   3,566           382%

PER COMMON SHARE DATA:
Net income - basic (1) ..............................        $    0.20           $    0.85           $    0.65           325%
             diluted ................................        $    0.19           $    0.80           $    0.61           321%
Book value (1) ......................................        $    8.14           $    9.09           $    0.95            12%

BALANCE SHEET DATA:
Total assets ........................................        $ 485,909           $ 595,542           $ 109,633            23%
Total loans .........................................          361,695             452,402              90,707            25%
Allowance for loan losses ...........................            3,954               4,868                 914            23%
Investment securities (2) ...........................           58,374              53,070              (5,304)           -9%
Goodwill, net .......................................            3,271               3,234                 (37)           -1%
Deposits ............................................          434,218             542,635             108,417            25%
Stockholders' equity ................................           42,992              48,096               5,104            12%

SELECTED OPERATING RATIOS:
Return on average assets ............................             0.32%               1.10%
Return on average common equity .....................             3.38%              13.10%
Net interest margin .................................             3.94%               4.06%

SELECTED CAPITAL AND ASSET
QUALITY RATIOS:
Average equity/average assets .......................             9.41%               8.36%
Non-accrual loans/total loans .......................             0.13%               0.16%
Non-performing assets/total loans and other real
  estate owned ......................................             0.13%               0.19%
Non-performing assets/total assets ..................             0.10%               0.14%
Allowance for loan losses/total loans ...............             1.09%               1.08%
Allowance for loan losses/non-performing assets .....           810.25%             571.46%
Net charge-offs/average total loans .................             0.02%               0.14%

(1)  Basic earnings per share and book value per share for the nine months ended September 30, 2001 are restated to give effect to the stock dividend declared in October 2001.
(2)  Investment securities include Federal Reserve Bank stock and Federal Home Loan Bank stock.